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                                  EXHIBIT 23.1

                           Consent of BDO Seidman LLP




Consent of Independent Certified Public Accountants



American Business Financial Services, Inc.
Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the definitive proxy statement to be mailed to the Company's stockholders on or about December 11, 2003 of our report dated August 29, 2003, except for Note l, Business Conditions, and Note 9, which are as of September 22, 2003, relating to the consolidated financial statements of American Business Financial Services, Inc. appearing in the Company's Annual Report on Form 10-K/A (Amendment No. 2) for the year ended June 30, 2003.





                                                 /s/ BDO Seidman, LLP
                                                 ----------------------
                                                     BDO Seidman, LLP


Philadelphia, Pennsylvania
December 9, 2003